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                                                                      EXHIBIT 21

THE REGISTRY, INC.

LIST OF SUBSIDIARIES:

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
                                                STATE OF INCORPORATION
                                                       OR ORGANIZATION
1045795 ONTARIO, INC.                           ONTARIO, CANADA
AMERICA'S REGISTRY, INC.                        MASSACHUSETTS
APPLICATION RESOURCES, INC.                     CALIFORNIA
ARI NATIONAL COMPANY                            MASSACHUSETTS
C.M. MANAGEMENT SYSTEMS LTD. INC.               MASSACHUSETTS
COBA CONSULTING LIMITED                         U.K.
COBA GROUP, U.S.A., LTD.                        GEORGIA
CONNEXUS CONSULTING GROUP, INC.                 DELAWARE
ELIGIBILITY MANAGEMENT SYSTEMS, INC.            FLORIDA
INTERNATIONAL SYSTEMS SERVICES (UK)             U.K.
INTERNATIONAL SYSTEMS SERVICES CORPORATION      CONNECTICUT
INTERNATIONAL SYSTEMS SERVICES (UK) LIMITED     U.K.
MCCLAIN GROUP, INC.                             VIRGINIA
THE REGISTRY HOLDING LIMITED                    U.K.
THE REGISTRY, INC. NETWORK CONSULTING PRACTICE  NEW HAMPSHIRE
THE REGISTRY INTERNATIONAL, INC.                DELAWARE
RENAISSANCE SECURITIES CORP.                    MASSACHUSETTS
RENAISSANCE SOLUTIONS, INC.                     DELAWARE
RENAISSANCE SOLUTIONS, LIMITED                  U.K.
SHAMROCK COMPUTER RESOURCES, LTD.               IOWA
STERLING INFORMATION GROUP, INC.                DELAWARE
TECHNOMICS CONSULTANTS INTERNATIONAL, INC.      ILLINOIS
TRI SECURITIES CORP.                            MASSACHUSETTS
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